Exhibit 99.1

Company Contact: Doug Drysdale President and Chief Executive Officer (800) 793-2145 ext. 7407 ddrysdale@pernixtx.com

PERNIX THERAPEUTICS APPOINTS
CHIEF OPERATNG OFFICER

HOUSTON, Texas, March 10, 2014 --  Pernix Therapeutics Holdings, Inc.  (NASDAQ: PTX), a specialty pharmaceutical company, today announced the appointment of Terence Novak as Chief Operating Officer.

 Mr. Novak most recently served as President of Norwich Pharma Services where he established the company as a leader in the contract development and manufacturing industry focused on specialty pharmaceutical companies.  Mr. Novak brings over 30 years of pharmaceutical industry experience, including 20 years in executive leadership in business development, sales, marketing and operations.  During that time, he led the creation of over 75 sales forces and sales operations teams and managed multiple product launches.  Prior to Norwich, Mr. Novak served as President of North America and Chief Commercial Officer at Patheon, Inc. where he was responsible for operations and global sales and marketing.  Prior industry leadership positions include President of DSM Pharmaceuticals, Vice President at Cytogen, Executive Vice President at Algos Pharmaceuticals, and Vice President at Innovex, a division of Quintiles, and various sales and marketing positions at Bristol-Myers Squibb.  Mr. Novak has also served on various industry advisory boards as well as on the board of directors at both Frontline Pharmaceuticals and Curaxis Pharmaceuticals.

“Terry will be working closely with our network of suppliers and manufacturers to ensure that our customers continue to receive high quality products to meet their needs. I am pleased to add an executive of Terry’s caliber to our leadership team and I look forward to working with him again,” said Doug Drysdale, President and CEO of Pernix.

Commenting on his appointment, Mr. Novak said, "I am very excited to be joining Pernix and to work with Doug and the executive team to build on the existing infrastructure and create an efficient, high quality specialty pharmaceutical company."

About Pernix Therapeutics Holdings, Inc.

Pernix Therapeutics is a specialty pharmaceutical company primarily focused on the sales, marketing, manufacturing and development of branded pharmaceutical products. The Company markets a portfolio of branded products, including: CEDAX®, an antibiotic for middle ear infections and a number of treatments for cough and cold conditions including ZUTRIPRO®, REZIRA® and VITUZ®. The Company also markets SILENOR, a non-narcotic product for the treatment of insomnia. The Company promotes its branded products to physicians through its Pernix sales force and markets its generic portfolio through its wholly owned subsidiaries, Cypress Pharmaceuticals and Macoven Pharmaceuticals. The Company’s wholly owned subsidiary, Pernix Manufacturing, manufactures and packages products for the pharmaceutical industry in a wide range of dosage forms. Founded in 1996, the Company is based in Houston, TX.

Additional information about Pernix is available on the Company’s website located at www.pernixtx.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.